FOR IMMEDIATE RELEASE

American Realty Capital Trust Stockholders Approve Merger with Realty Income

NEW YORK, January 16, 2013 — American Realty Capital Trust, Inc. (NASDAQ: ARCT) (“ARCT” or the “Company”) announced that its stockholders approved the merger of ARCT with Realty Income Corporation (“Realty Income”) and the other transactions contemplated by the merger agreement at today’s Special Meeting. More than 89.7 percent of the shares voting at the Special Meeting voted in favor of the merger, representing more than 64.8 percent of all outstanding shares.

“We are very gratified with the outcome of today’s vote,” said William M. Kahane, Chief Executive Officer and President of ARCT. “The ARCT board and management team have worked diligently to advance the best interests of our stockholders, and we are grateful for the support received for the board’s recommendation. We look forward to closing the transaction expeditiously. At closing, this union will provide our shareholders with a significant stake in Realty Income, the largest publicly-traded net lease real estate company on the New York Stock Exchange, a firm that is well-positioned for continuing growth in assets, earnings, dividends and all-in return.”

Upon closing the transaction, ARCT stockholders will receive a one-time cash payment of $0.35 per share in addition to a fixed exchange ratio of 0.2874 Realty Income shares for each share of ARCT common stock that they own. In addition, upon closing, Realty Income’s board of directors intends to increase its annualized dividend to stockholders by $0.35 per share to an annualized rate of $2.17 per share beginning with the February 2013 distribution. The transaction is expected to close in January 2013.

About the Company

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market under the trading symbol "ARCT", is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade rated and other creditworthy tenants. Additional information about the Company can be found on the Company's website at www.arctreit.com.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Realty Income’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Realty Income’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Realty Income disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

CONTACTS:

Brian D. Jones

CFO & Treasurer

American Realty Capital Trust, Inc.

646-937-6900

Investors:

Thomas Germinario / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

Media:

Averell Withers / Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449